In re Farmland Industries, Inc		Case No. 02-50557
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF SEPTEMBER, 2003

REVENUE
Gross Income		$ 110,284,319.92
Less Cost of Goods Sold		$ 90,711,460.57
Materials	$ 90,698,589.35
Direct Labor
Overhead (Freight and Other)	$ 12,871.22
Gross Profit		$ 19,572,859.35

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 3,273,449.16
Advertising and Marketing	$ -
Insurance	$ 143,521.45
Payroll Taxes	$ 230,247.77
Lease and Rent	$ 1,318,619.22
Telephone and Utlities	$ 3,443,381.50
Attorney and other Professional Fees	$ 2,995,298.42
UST Quarterly Fees	$ -
Other Expenses (includes other income)	$ 1,962,043.31
Total Operating Expenses		$ 13,366,560.83
Net Income (Loss)		$ 6,206,298.52

CURRENT ASSETS
Accounts Receivable at end of month (Does not include Intercompany)		$ 46,135,659.90
Increase (Decrease) in AR for month		$ (8,598,864.16)
Inventory at end of month		$ 126,709,541.98
Increase (Decrease) in Inventory for month		$ 6,678,918.15
Cash at end of the month		$ 274,491,441.37
Increase (Decrease) in Cash for month		$ 33,104,157.07

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (299,293.27)
Increase (Decrease) in post-petition debt		$ 7,755,410.42
Taxes Payable:
Federal Payroll Taxes	$ (169,295.32)
State Payroll Taxes	$ (28,587.88)
Local Payroll Taxes	$ (413.64)
State Sales Taxes	$ (265,243.47)
Real Estate and Personal	$ (693,887.07)
Property Taxes (Real Property)	$ (1,414,393.45)
Other (see footnote 1)	$ (486,131.04)
Total Taxes Payable		$ (3,057,951.87)

Footnote 1
PRE-Fed MTR FUEL TAX-IC & SUBS (248001)	$ (5,663.77)
PRE-ST MTR FUEL TAX PAY (248101)	$ -
PRE-FED ENVIRON TAX PAY (249001)	$ -
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ (2,089.81)
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ (95.55)
USE TAX PAYABLE-MANUAL ENTRIES	$ (135,505.57)
FED HWY USE TAX PAY	$ -
FED MTR FUEL TAX-EST LIAB	$ (342,776.34)
ST MTR FUEL TAX PAY	$ -
PRE-USE TAX PAY-MANUAL (245002&12)	$ -
$ (486,131.04)